Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $1.00 per share, of Pitney Bowes Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: November 21, 2022

Hestia Capital Partners, LP

By:	Hestia Capital Management, LLC, its Investment Manager

By:	/s/ Kurtis J. Wolf
	Name:	Kurtis J. Wolf
	Title:	Managing Member

Helios I, LP

By:	Hestia Capital Management, LLC, its Investment Manager

By:	/s/ Kurtis J. Wolf
	Name:	Kurtis J. Wolf
	Title:	Managing Member

Hestia Capital Partners GP, LLC

By:	/s/ Kurtis J. Wolf
	Name:	Kurtis J. Wolf
	Title:	Managing Member

Hestia Capital Management, LLC

By:	/s/ Kurtis J. Wolf
	Name:	Kurtis J. Wolf
	Title:	Managing Member

/s/ Kurtis J. Wolf
Kurtis J. Wolf